EXHIBIT 23.1
                                 ------------




                                October 2, 1996



Redwood Broadcasting, Inc.
Building A, Suite I
7518 Elbow Bend Road
P.O. Box 3463
Carefree, Arizona  85377

     Re: Pre-Effective Amendment No. 1 to S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Form SB-2 Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Intelligent Financial Holding Corporation, a Colorado corporation, (the "Company") in connection with the offering by the Company and certain Selling Shareholders described therein of up to 1,290,758 shares of its Common Stock and up to 203,008 Common Stock Put Options, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,



                                   Nathan L. Stone

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